UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
___________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 4, 2020
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Sumo Logic, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-39502	27-2234444
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
305 Main Street Redwood City, California 94063
(Address of principal executive offices, including zip code)

(650) 810-8700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SUMO	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company,indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On December 7, 2020, Sumo Logic, Inc. issued a press release announcing its financial results for its third quarter ended October 31, 2020. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On December 4, 2020, the Board of Directors (the “Board”) of Sumo Logic, Inc. (the “Company”) expanded the size of the Board to eight members and appointed Tracey E. Newell to the Board as a Class II director, effective immediately. Ms. Newell was also appointed to the Board’s Compensation and Talent Committee and the Corporate Governance and Nominating Committee.

Ms. Newell will participate in the Company’s Outside Director Compensation Policy, as described in the Company’s prospectus filed with the Securities and Exchange Commission on September 17, 2020. In addition, Ms. Newell will execute the Company’s standard form of indemnification agreement.

Ms. Newell has served as president, global field and marketing operations at Informatica LLC, an enterprise cloud data management company (“Informatica”), since July 2018. Ms. Newell also served as a member of Informatica’s board of directors from June 2016 to June 2018. Prior to joining Informatica, Ms. Newell was executive vice president of global field operations at Proofpoint, Inc., an enterprise security software and solutions company, from August 2013 until June 2018. Before Proofpoint, from July 2011 to August 2013, Ms. Newell was executive vice president, global sales at Polycom, Inc. She has also held sales leadership positions at Juniper Networks and at Cisco WebEx. Ms. Newell currently serves on the board of directors of SailPoint Technologies Holdings, Inc. Ms. Newell holds a B.A. in Business Economics from the University of California, Santa Barbara.

The Company is party to a service agreement with Informatica. During fiscal 2020 and the nine months ended October 31, 2020, we received service fees from Informatica in the amount of $1.4 million and $1.5 million, respectively.

A copy of the press release announcing Ms. Newell's appointment is filed herewith as Exhibit 99.2 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

Channels for Disclosure of Information

Investors, the media, and others should note that we may announce material information to the public through filings with the Securities and Exchange Commission, the investor relations page on our website, press releases, our Twitter account (@SumoLogic), our Facebook page, our LinkedIn page, public conference calls, and webcasts. The information disclosed by the foregoing channels could be deemed to be material information. As such, we encourage investors, the media, and others to follow the channels listed above and to review the information disclosed through such channels.

Any updates to the list of disclosure channels through which we will announce information will be posted on the investor relations page on our website.

The information contained in Items 2.02 and 7.01 of this Current Report on Form 8-K and in Exhibit 99.1 hereto are "furnished" and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number    Description

99.1    Press Release dated December 7, 2020
99.2    Press Release dated December 7, 2020
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMO LOGIC, INC.

Date: December 7, 2020	By:	/s/ Sydney Carey
	Name:	Sydney Carey
	Title:	Chief Financial Officer
(Principal Financial Officer)